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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of 94,809 common shares pursuant to the acquisition of American Internet Corporation, of our reports dated August 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 25, 1998 and July 26, 1997, and the three (3) years ended July 25, 1998 which reports are included in the Company's 1998 Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers LLP

San Jose, California
October  19, 1998